Exhibit 99.1

NEWS RELEASE

Convergys Corporation EPS Up 56 Percent on Strong Operating

Performance in Second Quarter; Increases Full Year 2006 Guidance

(Cincinnati; July 27, 2006) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the second quarter of 2006.

HIGHLIGHTS

•	Convergys total revenue up 10 percent; operating income up 65 percent

•	Customer Care operating income jumped 146 percent; revenue up 14 percent

•	Strong international growth in Information Management

•	Employee Care revenue up 32 percent; operating losses reduced by 34 percent

•	2006 GAAP EPS guidance increased to at least $1.11 per share

Revenues of $691.8 million were up 10 percent compared to the second quarter of 2005 reflecting growth in both Customer Care and Employee Care. Operating income increased 65 percent to $62.8 million compared with $38.0 million in the prior year. Second quarter 2005 results included a restructuring charge of $8.9 million. Revenue growth and cost savings from 2005 initiatives at both Customer Care and Employee Care contributed to the improvement in results. Net income increased 55 percent to $39.8 million versus $25.6 million in the prior year. EPS increased 56 percent to $0.28 per diluted share versus $0.18 per diluted share in the prior year. Non-cash stock-based compensation expense in the second quarter was $7.4 million, or $0.04 per diluted share, compared to $6.5 million in the prior year.

“We delivered strong operating results in the second quarter and continue to see healthy demand for our solutions,” said Jim Orr, Chairman and CEO of Convergys. “Our Customer Care business generated strong organic revenue growth and significantly improved operating performance. Information Management international operations achieved very strong revenue growth and Employee Care continued to make good progress. We are on track for revenue growth and earnings improvement for the remainder of 2006 and 2007.”

Operating Performance by Segment

Customer Care

Customer Care revenues of $446.2 million were up 14 percent compared to prior year. Revenues increased in each Customer Care industry vertical — Communications, Financial, Technology and Other. Customer Care’s operating income and operating margin were $48.2 million and 10.8 percent, respectively, compared with $19.6 and 5.0 percent in the prior year. Second quarter 2005 results included an $8.3 million restructuring charge. The operating income improvement reflects both revenue growth and operational efficiencies. Increased costs caused by the impact of a weakened U.S. versus Canadian dollar partially offset these items.

Information Management

Information Management revenues were down to $195.4 million from $200.7 million in the same period last year. Strong growth in international operations largely offset declines in North America. Information Management operating income of $30.5 million was down 16 percent compared to prior year. Operating income margin of 15.6 percent was down 250 basis points from the prior year. The majority of the decrease from last year was due to changes in the revenue mix from data processing to license and professional services, partially offset by operational improvements.

Employee Care

Employee Care revenues of $50.2 million were up 32 percent compared to $38.0 million in the same period last year. Revenues increased from two recent client implementations. Employee Care operating loss improved 34 percent to $8.2 million compared to an operating loss of $12.5 million in the prior year. Improvements resulted from cost reductions initiated in 2005 and on-going operating efficiencies.

Other Items

•	The cellular partnerships contributed pre-tax equity earnings of $1.5 million during the quarter. This compares to $5.8 million during the same period last year.

•	The effective tax rate declined from 36.7 percent in the first quarter to 32.9 percent in the second quarter due to declines in taxes paid outside the United States and changes in certain state income tax laws. The effective tax rate for the full year is expected to be approximately 35 percent.

•	Cash from operating activities was $63.3 million. Free cash flow was $36.4 million compared to $4.9 million in the prior year.

•	Net increase in deferred charges in the quarter was $22.7 million.

•	Net capital expenditures for the quarter were $26.9 million.

•	During the second quarter, Convergys repurchased 1.7 million shares at a cost of $31.7 million and an average price of $18.82 per share. Total shares repurchased during the first six months were 2.1 million at an average price of $18.44 per share.

Financial Guidance

•	Convergys is increasing full year 2006 guidance and now expects GAAP EPS of at least $1.11 per share, including non-cash stock-based compensation expense of approximately $29 million, or $0.13 per share.

•	For the third quarter 2006, Convergys expects GAAP EPS to be $0.27 to $0.28, including non-cash stock-based compensation expense of approximately $7.5 million, or $0.03 per share.

•	Convergys expects 2007 GAAP EPS to exceed $1.20.

FORWARD-LOOKING STATEMENTS DISCLOSURE AND “SAFE HARBOR” NOTE:

This news release contains forward-looking statements that reflect Convergys’ expectations as of July 27, 2006. Actual results of Convergys could differ materially from those discussed herein. Potential risk factors that could cause or contribute to actual results being materially different from those in the forward-looking statements include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, continued consolidation in the markets we serve, terrorist activities and responses of the United States and other nations to such activities, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2005, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

NON-GAAP FINANCIAL MEASURES:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Convergys provides non-GAAP free cash flow, revenues excluding Cingular, and earnings excluding non-cash stock-based compensation expense.

Convergys’ management believes that these non-GAAP financial measures provide management and investors with (1) a more comprehensive understanding of the company’s underlying performance, (2) a useful comparison of current results with past and future results, and (3) an enhanced understanding of the company’s prospects for the future. However, Convergys recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect all of the amounts associated with our results as determined in accordance with GAAP. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

As described above, Convergys uses the following non-GAAP measures:

Free cash flow — Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock and to repay the company’s debt obligations. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Revenues excluding Cingular — The company uses revenues excluding Cingular to assess the revenue growth of the business excluding the impact of Cingular’s migration of acquired subscribers off of AT&T Wireless’s billing and customer care systems that was announced in 2004. Prior to the acquisition of AT&T Wireless by Cingular in 2004, AT&T Wireless was Convergys’ largest client. For the first year after the merger, the company experienced a decline in customer care revenue primarily as a result of business changes instituted by Cingular related to former AT&T Wireless operations. Over the past year, the company has been assisting Cingular with migrating subscribers off of the AT&T Wireless billing systems that Convergys supports onto Cingular’s in-house systems, one of which Convergys continues to support. As a result of this migration, data processing revenues from Cingular have declined. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by utilizing both the non-GAAP measure, revenues excluding Cingular, and the GAAP measure, revenues, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Earnings excluding non-cash stock-based compensation expense — Management uses earnings excluding non-cash stock-based compensation expense to compare operating results to competitors, without regard to the impact of various long-term incentive plans, including stock option and restricted stock compensation approaches. Management believes the stock-based compensation plans of competitors vary and therefore, comparison of the company’s results to those of its competitors on a GAAP EPS basis alone would not be as useful, particularly during the transition to SFAS 123(R) reporting. Management also believes excluding these expenses facilitates comparison to the company’s historical operating performance. For this latter reason, management does not allocate these expenses to the company’s segment results, and excludes these expenses from internal analysis of business segment results. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by utilizing both the non-GAAP measures, earnings excluding non-cash stock-based compensation expense, and the GAAP measures, income before tax, net income and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purpose described above.

CONFERENCE CALL NOTE:

Convergys will host a conference call on Thursday, July 27 at 10:00 AM, EDT, to discuss the company’s second quarter results. It will feature Jim Orr, Chairman and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at http://www.convergys.com

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 70 countries speaking nearly 35 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 65,000 employees in 74 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

Convergys and the Convergys logo are registered trademarks of Convergys Corporation.

Investor Contact:

David Stein, Vice President of Investor Relations

+1 513 723 7768 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate Communications

+1 513 723 3333 or john.pratt@convergys.com

Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Second Quarter				Six Months
			Change				Change
	2006	2005	Amount	%	2006	2005	Amount	%
Revenues:
Customer Care	$446.2	$391.7	$54.5	14	$880.2	$803.6	$76.6	10
Information Management	195.4	200.7	(5.3)	(3)	384.2	390.5	(6.3)	(2)
Employee Care	50.2	38.0	12.2	32	102.7	73.6	29.1	40

Total	$691.8	$630.4	$61.4	10	$1,367.1	$1,267.7	$99.4	8

Operating Income (Loss):
Customer Care	$48.2	$19.6	$28.6	146	$94.4	$58.4	$36.0	62
Information Management	30.5	36.4	(5.9)	(16)	62.0	69.8	(7.8)	(11)
Employee Care	(8.2)	(12.5)	4.3	34	(17.8)	(29.8)	12.0	40
Corporate and Other	(7.7)	(5.5)	(2.2)	40	(13.8)	(8.5)	(5.3)	62

Total	$62.8	$38.0	$24.8	65	$124.8	$89.9	$34.9	39

Net Income	$39.8	$25.6	$14.2	55	$76.5	$56.8	$19.7	35

Earnings Per Common Share
- Basic	$0.29	$0.18	$0.11	61	$0.55	$0.40	$0.15	38
- Diluted	$0.28	$0.18	$0.10	56	$0.54	$0.40	$0.14	35

Weighted Average Common Shares Outstanding
- Basic	139.1	140.4	(1.3)	(1)	139.2	140.8	(1.6)	(1)
- Diluted	142.4	142.9	(0.5)	0	142.3	143.4	(1.1)	(1)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2006.

Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

(In millions except per share amounts)	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2006	2005		2006	2005
Revenues:
Customer Care
Communications	$230.2	$210.8	9	$445.8	$439.3	1
Technology	38.7	33.6	15	77.6	67.2	15
Financial Services	62.3	60.0	4	125.6	123.7	2
Other	115.0	87.3	32	231.2	173.4	33

Total Customer Care Revenues	446.2	391.7	14	880.2	803.6	10
Information Management
Data Processing	74.2	84.4	(12)	153.4	174.4	(12)
Professional and Consulting	73.0	72.2	1	146.1	133.2	10
License and Other	48.2	44.1	9	84.7	82.9	2

Total Information Management Revenues	195.4	200.7	(3)	384.2	390.5	(2)
Employee Care	50.2	38.0	32	102.7	73.6	40

Total Revenues	691.8	630.4	10	1,367.1	1,267.7	8

Costs and Expenses:
Cost of Providing Services and Products Sold	438.6	394.7	11	862.0	792.0	9
Selling, General and Administrative	132.0	132.6	0	264.8	265.9	0
Research and Development Costs	21.4	19.7	9	41.8	37.3	12
Depreciation	32.3	31.0	4	65.1	62.3	4
Amortization	4.7	5.5	(15)	8.6	11.4	(25)
Restructuring Charges	—	8.9	(100)	—	8.9	(100)

Total Costs and Expenses	629.0	592.4	6	1,242.3	1,177.8	5

Operating Income	62.8	38.0	65	124.8	89.9	39
Equity in Earnings (Losses) of Cellular Partnerships	1.5	5.8	(74)	2.9	9.6	(70)
Other Income (Expense), net	0.8	0.4	100	1.1	(1.0)	—
Interest Expense	(5.8)	(4.9)	18	(11.5)	(9.7)	19

Income Before Income Taxes	59.3	39.3	51	117.3	88.8	32
Income Taxes	19.5	13.7	42	40.8	32.0	28

Net Income	$39.8	$25.6	55	$76.5	$56.8	35

Earnings Per Common Share
Basic	$0.29	$0.18	61	$0.55	$0.40	38

Diluted	$0.28	$0.18	56	$0.54	$0.40	35

Weighted Average Common Shares Outstanding
Basic	139.1	140.4		139.2	140.8
Diluted	142.4	142.9		142.3	143.4

Other Data
Operating Margin	9.1%	6.0%		9.1%	7.1%

Market Price Per Share
High	$19.87	$15.09		$19.87	$15.76
Low	$17.73	$12.57		$15.43	$12.57
Close	$19.50	$14.22		$19.50	$14.22

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2006.

Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	Jun. 30, 2006	Dec. 31, 2005
Assets

Cash and Cash Equivalents	$201.1	$196.0
Receivables - Net	558.8	521.1
Other Current Assets	134.5	131.9
Property and Equipment - Net	386.4	404.7
Other Assets	1,173.3	1,157.7

Total Assets	$2,454.1	$2,411.4

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$89.6	$134.7
Other Current Liabilities	502.0	483.1
Other Liabilities	149.7	141.0
Long-Term Debt	299.3	297.5
Common Shareholders’ Equity	1,413.5	1,355.1

Total Liabilities and Shareholders’ Equity	$2,454.1	$2,411.4

Convergys Corporation

Summarized Statement of Cash Flows

In Millions

(Unaudited)

(In millions)	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2006		2005		2006		2005
Cash provided by operating activities	$63.3		$31.1		$120.2		$42.0
Cash used in investing activities	(26.9	)(a)	(27.0	)(a)	(44.3	)(b)	(51.4	)(b)
Cash used in financing activities	(42.8)		17.3		(70.8)		9.6

Net increase (decrease) in cash	$(6.4)		$21.4		$5.1		$0.2

(a)	Includes $26.9 and $26.2 of capital expenditures, net, for the three months ended June 30, 2006 and 2005, respectively.
(b)	Includes $50.1 and $49.6 of capital expenditures, net, for the six months ended June 30, 2006 and 2005, respectively.

Convergys Corporation

Customer Care

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2006	2005		2006	2005
Revenues:
Communications	$230.2	$210.8	9	$445.8	$439.3	1
Technology	38.7	33.6	15	77.6	67.2	15
Financial Services	62.3	60.0	4	125.6	123.7	2
Other	115.0	87.3	32	231.2	173.4	33

Total Customer Care Revenues	446.2	391.7	14	880.2	803.6	10

Costs and Expenses:
Cost of Providing Services and Products Sold	296.0	265.7	11	578.2	536.5	8
Selling, General and Administrative	83.3	76.2	9	168.0	157.2	7
Research and Development Costs	2.3	2.5	(8)	4.4	3.6	22
Depreciation	15.7	16.7	(6)	32.5	34.2	(5)
Amortization	0.7	2.7	(74)	2.7	5.4	(50)
Restructuring Charges	—	8.3	(100)	—	8.3	(100)

Total Costs and Expenses	398.0	372.1	7	785.8	745.2	5

Operating Income	$48.2	$19.6	146	$94.4	$58.4	62

Operating Margin	10.8%	5.0%		10.7%	7.3%

The operating segment data for Customer Care shown above reflects the detailed revenue and expense data for Customer Care, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2006.

Convergys Corporation

Information Management

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2006	2005		2006	2005
Revenues:
Data Processing	$74.2	$84.4	(12)	$153.4	$174.4	(12)
Professional and Consulting	73.0	72.2	1	146.1	133.2	10
License and Other	48.2	44.1	9	84.7	82.9	2

Total Information Management Revenues	195.4	200.7	(3)	384.2	390.5	(2)

Costs and Expenses:
Cost of Providing Services and Products Sold	107.1	104.2	3	209.5	203.2	3
Selling, General and Administrative	27.0	32.8	(18)	54.2	63.7	(15)
Research and Development Costs	18.8	17.0	11	36.6	32.9	11
Depreciation	8.4	8.1	4	17.0	16.0	6
Amortization	3.6	2.2	64	4.9	4.9	0

Total Costs and Expenses	164.9	164.3	0	322.2	320.7	0

Operating Income	$30.5	$36.4	(16)	$62.0	$69.8	(11)

Operating Margin	15.6%	18.1%		16.1%	17.9%

The operating segment data for Information Management shown above reflects the detailed revenue and expense data for Information Management, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2006.

Convergys Corporation

Employee Care

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2006	2005		2006	2005
Revenues	$50.2	$38.0	32	$102.7	$73.6	40

Costs and Expenses:
Cost of Providing Services and Products Sold	35.5	24.7	44	74.3	52.2	42
Selling, General and Administrative	18.7	22.3	(16)	38.1	43.9	(13)
Research and Development Costs	0.3	0.2	50	0.8	0.8	0
Depreciation	3.5	2.7	30	6.3	5.4	17
Amortization	0.4	0.6	(33)	1.0	1.1	(9)

Total Costs and Expenses	58.4	50.5	16	120.5	103.4	17

Operating Income	$(8.2)	$(12.5)	34	$(17.8)	$(29.8)	40

The operating segment data for Employee Care shown above reflects the detailed revenue and expense data for Employee Care, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2006.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

In Millions

(Unaudited)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2006	2005	2006	2005
Cash provided by operating activities	$63.3	$31.1	$120.2	$42.0

Accounts receivable securitization	—	—	—	50.0
Capital expenditures, net	(26.9)	(26.2)	(50.1)	(49.6)

Free cash flows (a non-GAAP measure)	$36.4	$4.9	$70.1	$42.4

Free cash flow - Management uses free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s stock and to repay the Company’s debt obligations. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Convergys Corporation

Reconciliation of GAAP Revenues to Revenues Excluding Cingular

In Millions Except Per Share Amounts

(Unaudited)

Consolidated
Second Quarter 2006
Revenues as reported	$691.8

Adjustments:
Revenues from Cingular	84.7

Revenues excluding Cingular (a non-GAAP measure)	$607.1

Year to Date 2006
Revenues as reported	$1,367.1

Adjustments:
Revenues from Cingular	173.3

Revenues excluding Cingular (a non-GAAP measure)	$1,193.8

Second Quarter 2005
Revenues as reported	$630.4

Adjustments:
Revenues from Cingular	107.1

Revenues excluding Cingular (a non-GAAP measure)	$523.3

Year to Date 2005
Revenues as reported	$1,267.7

Adjustments:
Revenues from Cingular	225.1

Revenues excluding Cingular (a non-GAAP measure)	$1,042.6

The Company uses revenues excluding Cingular to assess the revenue growth of the business excluding the impact of Cingular’s migration of acquired subscribers off of AT&T Wireless’ billing and customer care systems that was announced in 2004. Prior to the acquisition of AT&T Wireless by Cingular in 2004, AT&T Wireless was Convergys’ largest client. For the first year after the merger, the Company experienced a decline in customer care revenue primarily as a result of business changes instituted by Cingular related to former AT&T Wireless operations. Over the past year, the Company has been assisting Cingular with migrating subscribers off of the AT&T Wireless billing systems that Convergys supports onto Cingular’s in-house systems, one of which Convergys continues to support. As a result of this migration, data processing revenues from Cingular have declined. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by utilizing both the non-GAAP measure, revenues excluding Cingular, and the GAAP measure, revenues, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Convergys Corporation

Reconciliation of GAAP Earnings to Earnings Excluding Non-cash Stock-

based Compensation Expense

In Millions Except Per Share Amounts

(Unaudited)

	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
Second Quarter 2006
Results as reported under U.S. GAAP	$59.3	$(19.5)	$39.8	$0.28

Adjustments:
Non-cash stock-based compensation expense	7.4	(2.4)	5.0	0.04

Results excluding non-cash stock-based compensation expense (a non-GAAP measure)	$66.7	$(21.9)	$44.8	$0.32

Year to Date 2006
Results as reported under U.S. GAAP	$117.3	$(40.8)	$76.5	$0.54

Adjustments:
Non-cash stock-based compensation expense	13.7	(4.8)	8.9	0.06

Results excluding non-cash stock-based compensation expense (a non-GAAP measure)	$131.0	$(45.6)	$85.4	$0.60

Second Quarter 2005
Results as reported under U.S. GAAP	$39.3	$(13.7)	$25.6	$0.18

Adjustments:
Non-cash stock-based compensation expense	6.5	(2.3)	4.2	0.03

Results excluding non-cash stock-based compensation expense (a non-GAAP measure)	$45.8	$(16.0)	$29.8	$0.21

Year to Date 2005
Results as reported under U.S. GAAP	$88.8	$(32.0)	$56.8	$0.40

Adjustments:
Non-cash stock-based compensation expense	10.1	(3.6)	6.5	0.05

Results excluding non-cash stock-based compensation expense (a non-GAAP measure)	$98.9	$(35.6)	$63.3	$0.45

Earnings excluding non-cash stock-based compensation expense - Management uses earnings excluding non-cash stock-based compensation expense to compare operating results to competitors, without regard to the impact of various long-term incentive plans, including stock option and restricted stock compensation approaches. Management believes the stock-based compensation plans of competitors vary, and, therefore, comparison of the Company’s results to those of its competitors on a GAAP EPS basis alone would not be as useful, particularly during the transition to SFAS 123(R) reporting. Management also believes excluding these expenses facilitates comparison to the Company’s historical performance. For this latter reason, Management does not allocate these expenses to the Company’s segment results, and excludes these expenses from internal analysis of business segment results. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by utilizing both the non-GAAP measures, earnings excluding non-cash stock-based compensation expense, and the GAAP measures, income before tax, net income and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purpose described above.

Convergys Corporation

Reconciliation of Expected Diluted Earnings Per Share

(Unaudited)

(Per share amounts)
	3rd Quarter 2006	Full Year 2006
Expected diluted EPS under U.S. GAAP	$0.27 - 0.28	At least $ 1.11

Adjustments:
Expected non-cash stock-based compensation	$ 0.03	$ 0.13

Expected diluted EPS excluding non-cash stock-based compensation (a non-GAAP measure)	$ 0.30 - 0.31	At least $ 1.24

Earnings excluding non-cash stock-based compensation expense - Management uses earnings excluding non-cash stock-based compensation expense to compare operating results to competitors, without regard to the impact of various long-term incentive plans, including stock option and restricted stock compensation approaches. Management believes the stock-based compensation plans of competitors vary, and, therefore, comparison of the Company’s results to those of its competitors on a GAAP EPS basis alone would not be as useful, particularly during the transition to SFAS 123(R) reporting. Management also believes excluding these expenses facilitates comparison to the Company’s historical performance. For this latter reason, Management does not allocate these expenses to the Company’s segment results, and excludes these expenses from internal analysis of business segment results. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by utilizing both the non-GAAP measures, earnings excluding non-cash stock-based compensation expense, and the GAAP measures, income before tax, net income and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purpose described above.